                                                                    EXHIBIT 10.9



AGREEMENT ("Agreement") with an Effective Date of December 22, 1997, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (hereinafter called IBM), and INTUITIVE SURGICAL, INC. a Delaware corporation (hereinafter called INTUITIVE).

        IBM has the right to license others under certain patents and patent applications relating to systems and methods for the augmentation of surgery. INTUITIVE desires to acquire an exclusive license under those patents and patent applications.

        In consideration of the premises and mutual covenants herein contained, IBM and INTUITIVE agree as follows:

SECTION 1.     DEFINITIONS

1.1 "ASSOCIATED MATERIALS" shall mean copies of all inventor notebooks (or the relevant portions thereof), files, data, information, results of testing, drawings and schematics and all models, robots and prototypes which are owned by IBM and are in IBM's possession on the Effective Date and which relate to the LARS Patents.

1.2 "BIOPSY" shall mean the removal and microscopic examination of tissue taken from a living body and performed to establish an exact diagnosis.

1.3 "CORPORATE PARTNERS" shall mean those parties who are essential to the success of gaining regulatory approval for the sale of INTUITIVE Licensed Products and Services in a given country and/or in making significant sales of INTUITIVE Licensed Products and Services in a given country.

1.4 "ENDOSCOPE" shall mean any optical imaging device adapted to be inserted through a small incision, puncture wound, or orifice into a natural or artificial lumen or cavity of a human body.

1.5 "FIELD" shall mean Surgery performed in the practice of animal and human medicine, with or without an Endoscope, provided, however, the medical fields of neurology, ophthalmology and orthopedics, and all Surgery practiced in those medical fields, and Biopsy procedures are excluded from the Field.

1.6 "INTUITIVE LICENSED PRODUCTS AND SERVICES" shall mean any product and/or service the manufacture, use or sale of which is covered by a claim contained in the LARS and/or ROBODOC Patents.

1.7 "INFORMATION HANDLING SYSTEM" OR "IHS" shall mean any instrumentality or aggregate of instrumentalities primarily



                                       1.

designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle or utilize any form of information, intelligence or data for business, scientific, control or other purposes.

1.8 "LARS PATENTS" shall have the meaning set forth in Exhibit I to this Agreement.

1.9 "ROBODOC PATENTS" shall mean United States Patents 5,299,288; 5,408,409 and 5,086,401 and Japanese Patent 2132963 and all patents which are continuations, continuations-in-part, divisions, reissues, renewals, extensions or additions thereof (or which otherwise claim priority from the foregoing) and their corresponding patents.

1.10    "SUBSIDIARY" shall mean a corporation, company or other entity:

1.10.1 more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto; or

1.10.2 which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.11 "SURGERY" shall mean operation on or manipulation of tissue for the treatment of disease, injury or deformity.

SECTION 2. GRANT OF RIGHTS

2.1 After the Effective Date and upon receipt of the payment of Section 4.1, IBM agrees to grant and hereby grants to INTUITIVE an exclusive (subject to Sections
2.3 and 2.4), revocable (upon termination per Section 9), worldwide right (with the right to grant sublicenses thereunder) under the LARS Patents to make, have made for INTUITIVE, use, import, offer for sale, sell and/or otherwise transfer INTUITIVE Licensed Products and Services in the Field.

2.2 After the Effective Date and upon receipt of the payment of Section 4.1, IBM agrees to grant and hereby grants to INTUITIVE a nonexclusive revocable (upon termination per Section 9), worldwide right (without the right to grant sublicenses



                                       2.

thereunder except as provided in Section 3) under the LARS Patents to make, have made for INTUITIVE, use, import, offer for sale, sell and/or otherwise transfer INTUITIVE Licensed Products and Services outside the Field.

2.3 The license of Section 2.1 is subject to a reserved right in IBM and its Subsidiaries to practice the LARS Patents in its and their own facilities for research, development, testing and engineering for any purpose and for the manufacture and sale of IBM products and the provision of IBM services, other than for IBM products and services within the Field.

2.4 INTUITIVE acknowledges that IBM has previously licensed the right to practice the inventions claimed in the LARS Patents to the entities identified in the letter dated December 18, 1997, from A. M. Torressen (IBM) to K. I. McAusland (INTUITIVE) for use in "Information Handling Systems", but otherwise without restriction as to field, and accepts the license of Section 2.1 above subject to these identified prior licenses. IBM shall exclude the LARS Patents from all patent licenses IBM enters into with third parties after the Effective Date except for specific licenses which may be granted by IBM outside the Field. INTUITIVE further acknowledges that IBM is negotiating the grant of license rights under the LARS Patents outside the Field with Integrated Surgical Systems.

2.5 After the Effective Date and upon receipt of the payment of Section 4.1, IBM agrees to grant and hereby grants to INTUITIVE an exclusive (subject to Sections
2.7 and 2.8), revocable (upon termination per Section 9), worldwide right (with the right to grant sublicenses thereunder) under the ROBODOC Patents to make, have made for INTUITIVE, use, import, offer for sale, sell and/or otherwise transfer INTUITIVE Licensed Products and Services in the Field.

2.6 After the Effective Date and upon receipt of the payment of Section 4.1, IBM agrees to grant and hereby grants to INTUITIVE a nonexclusive revocable (upon termination per Section 9), worldwide right (without the right to grant sublicenses thereunder except as provided in Section 3) under the ROBODOC Patents to make, have made for UNINTUITIVE, use, import, offer for sale, sell and/or otherwise transfer INTUITIVE Licensed Products and Services outside the Field.

2.7 The license of Section 2.5 is subject to a reserved right in IBM and its Subsidiaries to practice the ROBODOC Patents in its and their own facilities for research, development, testing and engineering for any purpose and for the manufacture and sale of IBM products and the provisions of IBM services, other than for IBM products and services within the Field. The license of



                                       3.

Section 2.5 is also subject to a reserved right in the University of California to practice the ROBODOC Patents for educational and research purposes.

2.8 INTUITIVE acknowledges that IBM has previously licensed the right to practice the inventions claimed in the ROBODOC Patents to the entities identified in the letter dated December 18, 1997, from A. M. Torressen (IBM) to
K. I. McAusland (INTUITIVE) for use in "Information Handling Systems", but otherwise without restriction as to field, and accepts the license of Section
2.5 above subject to those identified prior licenses. IBM shall exclude the ROBODOC Patents from all patent licenses IBM enters into with third parties after the Effective Date except for specific licenses which may be granted by IBM outside the Field. INTUITIVE further acknowledges that IBM has granted to Integrated Surgical Systems, its Subsidiaries, and its and their customers, an immunity from suit under the ROBODOC Patents, and accepts the license of Section
2.5 subject thereto, and that IBM is also negotiating the grant of license rights under the ROBODOC Patents outside the Field with Integrated Surgical Systems.

2.9 As soon as practicable after the payment of Section 4.1, IBM shall provide INTUITIVE with all Associated Materials.

SECTION 3.     SUBLICENSES

3.1 The right to grant sublicenses granted in Section 2.2 and 2.6 shall extend only to INTUITIVE's Subsidiaries and Corporate Partners and only to the extent necessary for INTUITIVE to Partners and only to the extent necessary for INTUITIVE to develop, manufacture, market, sell and/or otherwise transfer INTUITIVE Licensed Products and Services.

3.2 INTUITIVE shall be responsible to IBM for the adherence of all such Subsidiaries and Corporate Partners to the terms and conditions of this Agreement as such terms and conditions are applicable to such Subsidiaries and Corporate Partners. Any sublicenses to any such Subsidiaries or Corporate Partners shall terminate on the date such Subsidiary or Corporate Partner ceases to be a Subsidiary or Corporate Partner.

SECTION 4.     CONSIDERATION

4.1 In consideration for the rights and licenses granted in Sections 2.1 and 2.2:

4.1.1 INTUITIVE shall pay IBM a non-refundable payment of nine hundred sixteen thousand, six hundred seventy dollars ($916,670) upon the Effective Date.

4.1.2 INTUITIVE shall also pay IBM four million, five hundred eighty three thousand, three hundred thirty dollars ($4,583,330) within ten (10) days after the closing of the first underwritten public offering registered under the Securities Act of 1933, as amended, but in any event not



                                       4.
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        later than September 1, 1998, which date may be extended until October
        1, 1998 upon a showing of good cause by INTUITIVE.

4.2 In consideration for the rights and licenses granted in Sections 2.5 and 2.6:

4.2.1 INTUITIVE shall pay IBM a non-refundable payment of eighty three thousand, three hundred thirty dollars ($83,330) upon the Effective Date.

4.2.2 INTUITIVE shall also pay IBM four hundred sixteen thousand, six hundred seventy dollars ($416,670) within ten (10) days after the closing of the first underwritten public offering registered under the Securities Act of 1993, as amended, but in any event not later than September 1, 1998, which date may be extended until October 1, 1998 upon a showing of good cause by INTUITIVE.

4.3 INTUITIVE shall also pay IBM one million dollars ($1,000,000) within ninety days (90) after the end of the fiscal year in which the cumulative total of all sales of products and services (including INTUITIVE Licensed Products and Services, if any) in that year by INTUITIVE (or any entity or person acting for or on behalf of INTUITIVE which leases, sells and/or otherwise transfers INTUITIVE products and/or services) first equals or exceeds twenty five million dollars ($25,000,000) ("Due Date"). Such payments shall accrue on the date upon which the above-noted total sales are attained ("Accrual Date").

4.4 INTUITIVE shall also pay IBM an additional one million dollars ($1,000,000) within ninety days (90) after the end of the fiscal year in which the cumulative total of all sales of products and services (including INTUITIVE Licensed Products and Services, if any) in that year by INTUITIVE (or any entity or person acting for or on behalf of INTUITIVE which leases, sells or otherwise transfers INTUITIVE products and/or services) first equals or exceeds fifty million dollars ($50,000,000) ("Due Date"). Such payments shall accrue on the date upon which the above-noted total sales are attained ("Accrual Date"). INTUITIVE understands that, depending upon the total sales attained, the payments of both Sections 43.3 and 4.4 may be due at the same time.

SECTION 5.     PATENT ENFORCEMENT AND PROSECUTION

5.1 INTUITIVE shall have the right but not the obligation to enforce the LARS Patents and the ROBODOC Patents in the Field, at INTUITIVE's expense. IBM agrees to cooperate with such enforcement efforts as necessary. INTUITIVE agrees to reimburse IBM for its reasonable expenses incurred in connection with such cooperation. If IBM becomes aware of infringement of the LARS Patents or the ROBODOC Patents inside the Field and believes that



                                       5.

enforcement of the patents is required in order to protect the value of the patents in the face of the infringement, then IBM shall submit a written request for enforcement of the patents to INTUITIVE. INTUITIVE shall respond to IBM within sixty (60) days indicating whether INTUITIVE will enforce the patents against the alleged infringer. In the event that INTUITIVE declines to enforce the patents, and IBM disagrees with that position, INTUITIVE's CEO shall meet, upon IBM's request, the IBM's Vice President of Intellectual Property and Licensing to further discuss the necessity and advisability of enforcement against the alleged infringer.

5.2 Outside the Field, INTUITIVE shall have no right to bring suit against any third party under or in connection with this Agreement including, but not limited to, alleged infringers of the LARS Patents or the ROBODOC Patents or any one of them. If INTUITIVE becomes aware of infringement of the LARS Patents or the ROBODOC Patents outside the Field and believes that enforcement of the patents is required in order to protect the value of the patents in the face of infringement, then INTUITIVE shall submit a written request for the enforcement of the patents to IBM. IBM shall respond to INTUITIVE within sixty (60) days indicating whether IBM will enforce the patents against the alleged infringer. In the event that IBM declines to enforce the patents and INTUITIVE disagrees with that position, IBM's Vice President of Intellectual Property and Licensing shall meet, upon INTUITIVE's request, with INTUITIVE's CEO to further discuss the necessity and advisability of enforcement against the alleged infringer.

5.3 If either Party is threatened with suit, intends to file suit or is sued, it shall promptly advise the other Party in writing. Neither IBM nor INTUITIVE shall enter any settlement or other agreement which negatively affects the validity or enforceability of the LARS Patents or the ROBODOC Patents or any issued claim thereof without the advice and prior written consent of the other party, which consent shall not be unreasonably withheld.

5.4 INTUITIVE shall have the right but not the obligation, at its expense, to participate in the prosecution (including the filing of foreign counterparts) of the LARS Patents. At INTUITIVE's request IBM will provide INTUITIVE with copies of patent office actions and filings in the United States and foreign countries in sufficient time to permit INTUITIVE to comment on and advise IBM with respect to such actions or filings prior to submission of IBM's response. INTUITIVE shall have the right to suggest additional claims under the LARS Patents for prosecution by IBM, at IBM's expense. If IBM elects not to prosecute such claims, INTUITIVE may, at its election and its



                                       6.
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expense, prosecute such claims. IBM agrees to cooperate with such prosecution and execute such papers as may be required for INTUITIVE to pursue such prosecution. Any patent issuing therefrom shall be included in the LARS Patents and will be subject to the licenses granted under Sections 2.1 and 2.2. However, IBM shall continue the prosecution and maintenance of the LARS Patents at its expense. However, if IBM elects to abandon prosecution or maintenance of any of the LARS Patents, INTUITIVE may, at its election, assume such prosecution or maintenance, and IBM will assign such patent or patent application to INTUITIVE subject to a worldwide, non-exclusive, paid-up right outside the Field to make, have made, practice, have practiced, use, import, offer for sale, sell and/or otherwise transfer under such patents or patents issuing on such applications, including the right to extend such license to IBM's IHS licensees.

SECTION 6.     WARRANTY

6.1     IBM represents and warrants that as of the Effective Date:

(A)     it has the full right and power to grant the licenses set forth in
        Section 2.1, 2.2, 2.5 and 2.6;

(B) to the best of its knowledge, there are no outstanding agreements, licenses, assignments, or encumbrances inconsistent with the provisions of said licenses or with any other provision of this Agreement, other than those set forth in Sections 2.4 and 2.8;

(C) to the best of its knowledge none of the licenses to the licensees listed in the letter referred to in Sections 2.4 and 2.8 grant the licensees the right to sublicense or assign their rights under such license except to a Subsidiary (as that term is defined herein) of such licensee (or of sublicensed Subsidiaries to sublicense other Subsidiaries).

IBM makes no representation or warranty, express or implied, as to the validity or scope of any of the LARS Patents or the ROBODOC Patents. IBM shall have no liability in respect of any infringement of patents, copyrights or other rights of third parties due to INTUITIVE's operating under the rights and license herein granted.

SECTION 7.     RECORDS

7.1 INTUITIVE shall keep records in accordance with generally accepted accounting principles and in sufficient detail to permit the determination of the amounts due to IBM under Sections 4.3 and 4.4. Such records shall be kept until the payment of Section 4.4 is made.

7.2 Prior to the payment of Section 4.4, upon written notice for an audit, INTUITIVE shall permit auditors designated by IBM, and reasonably acceptable to INTUITIVE, together with such legal and



                                       7.
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technical support as IBM deems necessary, to examine, during ordinary business hours, books, records, materials, and manufacturing processes of INTUITIVE for the purpose of verifying compliance with Sections 4.2, 4.3 and 4.4. Each party shall pay the costs that it incurs in the course of the audit. No more than one audit may be conducted in any one fiscal year.

SECTION 8.     COMMUNICATIONS

8.1 Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sent to such party by facsimile or certified mail, postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party, and shall be deemed to have been made or given on the date of facsimile transmission or mailing. The addresses are as follows:

8.1.1                 For IBM:

                      Direct of Licensing
                      International Business Machines Corporation
                      500 Columbus Avenue
                      Thornwood, New York 10594
                      United States of America

8.1.2                 For facsimile transmission to IBM:

                      (914) 742-6737

8.1.3                 For INTUITIVE:

                      Chief Patent Counsel
                      INTUITIVE Surgical, Inc.
                      1340 W. Middlefield Road
                      Mountain View, CA  94043

8.1.4                 For facsimile transmission to INTUITIVE:

                      (650) 526-2060

8.2 Payment by INTUITIVE to IBM shall be made by electronic funds transfer to:



                                       8.

SECTION 9.     TERM AND TERMINATION

9.1 This Agreement shall expire upon the expiration of the last to expire of the LARS or the ROBODOC Patents.

9.2 This agreement may be terminated by IBM upon 30 days written notice in the event that INTUITIVE fails to make the payments of Sections 4.1 and 4.2 and, if applicable, those of Sections 4.3 and 4.4, or fails to comply with the conditions of Section 9.3 or 9.4, and fails to cure any such failure within the aforementioned notice period.

9.3 In the event that fifty percent (50%) or more of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of INTUITIVE are or become owned or controlled, directly or indirectly, by a third (acquiring) party, INTUITIVE shall promptly give written notice of such acquisition to IBM. If INTUITIVE does not have outstanding shares or securities, such acquisition shall be deemed to occur if more than fifty percent (50%) of its ownership interest representing the right to make decisions for INTUITIVE is to be acquired by said third party. If such event occurs before the date upon which the payment of Section 4.2 is made, IBM may terminate this Agreement under this Section 9 unless the acquiring party settles, to IBM's satisfaction, any outstanding disputes which it may have with IBM or any of IBM's Subsidiaries, and agrees in writing with IBM to accept assignment of this Agreement subject to all the rights, conditions, duties and obligations thereof. If such event occurs after the date on which the payments of Sections 4.3 and 4.4 are made, IBM may terminate this Agreement unless the acquiring party agrees to in writing with IBM to accept assignment of this Agreement subject to all the rights, conditions, duties and obligations thereof, and makes the unpaid payments of Sections 4.3 and/or 4.4 to IBM prior to closing such acquisition.

9.4 In the event that INTUITIVE is a party to a merger, consolidation, amalgamation or other combination with another entity (whether preceded by an acquisition or not) such that INTUITIVE will cease to exist as a legal entity following such event, INTUITIVE shall promptly give written notice of such event



                                       9.
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to IBM. If such event occurs before the date on which the payment of Section 4.2 is made, IBM may terminate this Agreement unless the entity which survives or results from such event settles, to IBM's satisfaction, any outstanding disputes which it may have with IBM, or any of IBM's Subsidiaries, and agrees in writing with IBM to accept assignment of this Agreement subject to all the rights, conditions, duties and obligations thereof. If such event occurs after the date on which the payment of Section 4.2 is made, but before one or both of the payments of Sections 4.3 and 4.2 are made, IBM may terminate this Agreement unless the acquiring party agrees in writing with IBM to accept assignment of this Agreement subject to all the rights, conditions, duties and obligations thereof, and makes the unpaid payments of Sections 4.3 and/or 4.4 to IBM prior to closing such merger, consolidation, amalgamation or other combination.

9.5 No termination or this Agreement or the licenses granted hereunder shall relieve INTUITIVE of any obligation or liability accrued hereunder prior to such termination. If this Agreement is terminated by IBM prior to the payment of
Section 4.2, the payments of Sections 4.2, 4.3 and 4.4 shall not be due IBM. If this Agreement is terminated by IBM prior the Accrual Date of either or both
Section 4.3 and 4.4, the payment or payments of Section 4.3 and/or Section 4.4 shall not be due IBM.

SECTION 10.    MISCELLANEOUS

10.1 Each party (the first party) shall, at its expense, defend, indemnify and hold the other party (the second party), its Subsidiaries and each of them and their officers, directors, agents, representatives and employees, harmless against all claims, representatives and employees, harmless against all claims, demands, damages, liabilities, penalties and expenses (including, but not limited to, legal fees and expenses, including reasonable attorneys fees) including those for infringement, property damage and personal injury or death, whether arising in contract, tort (including negligence of any degree) or otherwise, wherever and by whomever brought (including third parties) arising out of, connected with or resulting from such first party's activities under or in furtherance of this Agreement or the first party's use (including sublicensing in the case of INTUITIVE) of the LARS Patents and/or ROBODOC Patents licensed hereunder, including the use, sale or other transfers of products of the first party covered, in whole or in part, by any claim of the LARS Patents and/or ROBODOC Patents or made, in whole or in part, with any process or apparatus covered by any claim of the LARS Patents or the ROBODOC Patents.

10.2 Except as provided in Sections 9.3 or 9.4, INTUITIVE shall not assign this Agreement, nor any of its rights or privileges, nor delegate any of its duties or obligations, thereunder, under any circumstances, without the prior written consent of IBM. Any



                                      10.

attempt to do so shall be void. However, notwithstanding the foregoing, INTUITIVE may grant sublicenses under the LARS Patents as provide din Sections 2.1, 2.2, 2.5 and 2.6 without the prior written consent of IBM.

10.3 This Agreement shall not be binding upon the parties and shall not obligate either of the parties until it has been signed hereinbelow by both parties, in which event it shall be effective as of the Effective Date.

10.4 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing). Each party hereto agrees not to use or refer to this Agreement or any provision thereof in any publicity without the express written approval of the other party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the parties may disclose without approval of the other party the existence and terms of this Agreement to the extent (a) required by law (including securities laws); (b) the disclosure is made under a binder of confidentiality to any person or entity who may be interested in investing in or acquiring all or substantially all of the assets or securities of such party, or
(c) the disclosure is made to its financial advisors provided that such advisors have signed a binder of confidentiality.

10.5 Nothing contained in this Agreement shall be construed as conferring on either party any license or other right to copy the exterior design of the products of the other party.

10.6 Nothing contained in this Agreement shall be construed as limiting the rights which the parties have outside the scope of the licenses granted hereunder, or restricting the right of either party or any of its Subsidiaries to make, have made, use, lease, sell or otherwise dispose of any particular product or products not herein licensed.

10.7 Except as expressly set forth in this Agreement nothing contained in this Agreement shall be construed as conferring either directly or by implication, estoppel or otherwise upon either party or any third party any license or other right with respect to any patents, patent applications copyrights or mask works or similar rights of other party.

INTUITIVE understands that its customers may need licenses or other rights from third parties and/or International Business Machines Corporation for the use of products acquired from INTUITIVE. However, provided that this Agreement is not



                                      11.
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terminated by IBM for breach, customers of INTUITIVE who were customers of
INTUITIVE prior to any such termination shall not need additional licenses from IBM for INTUITIVE Licensed Products and Services and Subsidiaries and Corporate Partners who were Subsidiaries and Corporate Partners prior to any such termination shall not need additional licenses from IBM for INTUITIVE Licensed Products and Services outside the Field but within the scope of Section 3.1.

10.8 Each party shall pay all taxes (including, without limitation, sales and value added taxes), exclusive of taxes based on the other party's net income, imposed by the national government, including any political subdivision thereof, of any country in which said party is doing business, as the result of said party's furnishing consideration hereunder. In the event such a tax becomes payable as a result of a party furnishing consideration in respect of a sublicense granted pursuant to Section 3 said sublicensing party shall be reasonable for determining the amount of and paying, or causing said sublicensed Subsidiary to pay, said tax.

10.9 The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement.

10.10 If any Section of this Agreement is founded by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and unenforceability of such Section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, then the parties shall attempt to renegotiate this Agreement.

10.11 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, United States of America, without regard to its principles of conflicts of law, as such law applies to contracts signed and fully performed in the State of New York. Each of the parties waives its right to a jury trial.

10.12 Nothing in this Agreement shall be construed as creating any agency, joint venture, partnership or other type of relationship between the parties.

10.13 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.



                                      12.

10.14 This Agreement and its Exhibit embodies the entire understanding of the parties with respect to the subject matter hereof and mergers all prior communications (whether oral or written) between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect thereto other than as expressly provided in this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed.



                                            INTERNATIONAL BUSINESS
                                            MACHINES CORPORATION

Date           12/30/97                     By     /s/ M. C. Phelps, Jr.
    -------------------------                  --------------------------------
                                                   M. C. Phelps, Jr.
                                                   Vice President



                                           INTUITIVE SURGICAL, INC.

Date           12/30/97                     By     /s/ Lonnie M. Smith
    -------------------------                  --------------------------------
                                                   Lonnie M. Smith
                                                   President and CEO



                                      13.

EXHIBIT 1

This is an Exhibit to the Agreement with an Effective Date of December 22, 1997 between IBM and INTUTIVE SURGICAL, INC.

        "LARS Patents" shall mean the following patents, patents issuing from the following applications, and all patents which are continuations, continuations-in-part, divisions, reissues, renewals, extensions, or additional of or otherwise claim priority from the following patents and patent applications and their corresponding patents:

             APPLICATION         APPLICATION     DATE
COUNTRY      FILED               NUMBER          ISSUED              PATENT NO.      DATE EXPIRES
----------   -----------------   -------------   -----------------   -------------   -----------------
US           July 27, 1992       0000919450      January 19, 1994    0005299309      June 13, 2011
US           October 11, 1994    0000321320      May 20, 1997        0005630431      May 20, 2014
US           April 6, 1994       0000223862      August 29, 1995     0005445166      August 29, 2012
US           April 28, 1994      0000234825      April 4, 1995       0005402801      April 4, 2012

AU           May 13, 1993        93107816.6                                          May 13, 2013
BE           May 13, 1993        93107816.6                                          May 13, 2013
FR           May 13, 1993        93107816.6                                          May 13, 2013
GE           May 13, 1993        93107816.6                                          May 13, 2013
IT           May 13, 1993        93107816.6                                          May 13, 2013
JA           April 19, 1993      0005-90989      October 24, 1996    0002575586      April 19, 2013
NE           May 13, 1993        93107816.6                                          May 13, 2013
SP           May 13, 1993        93107816.6                                          May 13, 2013
SW           May 13, 1993        93107816.6                                          May 13, 2013
SZ           May 13, 1993        93107816.6                                          May 13, 2013
UK           May 13, 1993        93107816.6                                          May 13, 2013

US           May 27, 1992        0000889215      May 23, 1995        0005417210      May 27, 2012

US           January 26, 1995    0000378433      November 12, 1996   0005572999      November 12, 2013

AU           October 27, 1993    93117400.7      April 23, 1997      000E152026      October 27, 2013
BE           October 27, 1993    93117400.7      April 23, 1997      0000595291      October 27, 2013
FR           October 27, 1993    93117400.7      April 23, 1997      0000595291      October 27, 2013
GE           October 27, 1993    93117400.7      April 23, 1997      69310085.0      October 27, 2013
IT           October 27, 1993    93117400.7      April 23, 1997      0000595291      October 27, 2013
JA           October 4, 1993     005-248114      May 2, 1997         0002642047      October 4, 2013
NE           October 27, 1993    93117400.7      April 23, 1997      0000595291      October 27, 2013
SP           October 27, 1993    93117400.7      April 23, 1997      0002102577      October 27, 2013
SW           October 27, 1993    93117400.7      April 23, 1997      0000595291      October 27, 2013
SZ           October 27, 1993    93117400.7      April 23, 1997      0000595291      October 27, 2013
UK           October 27, 1993    93117400.7      April 23, 1997      0000595291      October 27, 2013
US           October 30, 1992    0000968715      March 14, 1995      0005397323      October 20, 2012

JA           June 24, 1994       006-142841      March 11, 1997      0002620518      June 24, 2014
US           August 17, 1993     0000108027      August 30, 1994     0005343395      August 17, 2013

US           April 28, 1994      Y0991-080-G                                         **
US           November 2, 1993    Y0991-080XA                                         **
US           January 24, 1995    0000000000*                                         **
US           January 26, 1995    Y0992-080C                                          **
US           April 6, 1994       0000223969                          0005695500      **
US           July 17, 1997       Y0995-081X                                          **

------------------
*  Filing receipt problem being resolved with USPTO
** Longer of either 17 years from issue or 20 years from earliest U.S. filing date.

                                                   LICENSE REFERENCE NO: L973288


        This is amendment number 1 ("Amendment") to the patent license agreement in respect of systems and methods for the augmentation of surgery ("Agreement") having an Effective Date of December 22, 1997 between International Business Machines Corporation ("IBM") and Intuitive Surgical, Inc. ("INTUITIVE").

        INTUITIVE has asked IBM for an extension of time in which to make certain payments specified in the Agreement. IBM is willing to grant the requested extension of time on an interest-free basis.

        In consideration of the premises and mutual covenants herein contained, IBM and INTUITIVE agree as follows:

        The Agreement is hereby amended as follows:

1. In Section 4.1.2, delete "September 1, 1998" and insert therefor - - November 2, 1998 - -.

2. In Section 4.2.2, delete "September 1, 1998" and insert therefor - - November 2, 1998 - -.

        This Amendment embodies the entire understanding of the parties with respect to its subject matter and supersedes and merges all prior communications, representations and understandings (whether written or oral) between them relating to the subject matter hereof.

        This Amendment shall be effective as of the date of the last signature below.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives.

INTERNATIONAL BUSINESS                             INTUITIVE SURGICAL, INC.
MACHINES CORPORATION



By:        /s/ M.C. Phelps, Jr.               By:     /s/ Lonnie M. Smith
   ------------------------------------          ---------------------------
           M.C. Phelps, Jr.                           Lonnie M. Smith
           Vice President                             President and CEO

Date:      10/16/98                           Date:   Oct. 15, 1998
     ----------------------------------            -------------------------




                                      1.